Exhibit 99.3

                                                     FOR IMMEDIATE RELEASE
                                                     Contact: Fell Herdeg
                                                     Telephone: 203-846-2274
                                                     Facsimile: 203-846-1776
                                                     Fell.Herdeg@soundprints.com


   TRUDY ANNOUNCES THE EXTENSION OF THE TERM OF ITS DISNEY PUBLISHING LICENSE

         Norwalk, Connecticut, June 1, 2005 - Trudy Corporation (OTCBB:TRDY) announces that the term of the Company's publishing license from Disney Licensed Publishing, New York, NY, has been extended from May 31, 2005 to December 31, 2005. The Company and Disney are currently in talks regarding a renewal.

         Trudy Corporation was founded in 1947 as a privately owned designer of plush toys and became a public company in 1987. Trudy currently holds licenses from Disney Licensed Publishing, an imprint of Disney Children's Book Group, LLC, the Smithsonian Institution, the African Wildlife Foundation, WGBH Educational Foundation and the American Veterinary Medical Association, among others, for children's books, audio books and plush toys. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries.

         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.

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